UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 20, 2009

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Amendment of the Restated Certificate of Incorporation of TRC Companies, Inc. increasing the number of authorized shares of common stock from 30,000,000 to 40,000,000 was filed with the Delaware Secretary of State on July 23, 2009 and was effective upon filing.

Item 8.01                                             Other Events

At a Special Shareholders’ Meeting duly convened on July 20, 2009 pursuant to the Notice of Meeting dated June 24, 2009, the three proposals as set forth in such Notice of Meeting and accompanying Proxy Statement were all approved, namely:

1.               To approve an amendment to our Restated Certificate of Incorporation to increase by 10,000,000 shares the number of authorized shares of our common stock from 30,000,000 to 40,000,000;

2.               To approve the issuance of shares of our Common Stock upon conversion of the Series A Convertible Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated June 1, 2009 in accordance with the Rules of the New York Stock Exchange; and

3.               To approve amendments to our 2007 Equity Incentive Plan.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of TRC Companies, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2009	TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and Chief Financial Officer